                                                                      Exhibit 11
                               NORAND CORPORATION
                        COMPUTATION OF PER SHARE INCOME



                                                     Three Months Ended                               Nine Months Ended
                                        ---------------------------------------------    ------------------------------------------
                                             June 1, 1996           June 3, 1995             June 1, 1996          June 3, 1995
                                                                    (as restated)                                  (as restated)
                                        ---------------------   ---------------------    --------------------  --------------------
                                                      Fully                   Fully                   Fully                 Fully
                                         Primary     Diluted     Primary     Diluted      Primary    Diluted    Primary    Diluted
                                        ---------   ---------   ---------   ---------    ---------  ---------  ---------  ---------
Net income (loss) to common
  shareholders (in thousands)                $789        $789      $3,278      $3,278     ($11,775)  ($11,775)    $4,160     $4,160
                                        =========   =========   =========   =========    =========  =========  =========  =========
Earnings Per Share Pursuant to APB 15

Weighted average common
  shares outstanding                    7,624,476   7,624,476   7,498,468   7,498,468    7,570,381  7,570,381  7,439,253  7,439,253

Incremental shares outstanding
  assuming exercise of weighted
  average common stock options
  granted pursuant to APB                 101,594     166,536     198,471     198,471            0*         0*   217,400    217,400
                                        ---------   ---------   ---------   ---------    ---------  ---------  ---------  ---------
Average common and common
  equivalent shares outstanding
  pursuant to APB 15                    7,726,070   7,791,012   7,696,939   7,696,939    7,570,381  7,570,381  7,656,653  7,656,653
                                        =========   =========   =========   =========    =========  =========  =========  =========
Earnings (loss) per common share
  pursuant to APB 15                        $0.10       $0.10       $0.43       $0.43       ($1.56)    ($1.56)     $0.54      $0.54
                                        =========   =========   =========   =========    =========  =========  =========  =========

*  Anti-dilutive